Second Quarter 2009 Earnings Conference Call July 22, 2009 Sunoco Logistics Partners L.P. Exhibit 99.2

Forward-Looking Statement
You should review this slide presentation in conjunction with the second quarter 2009 earnings conference call for Sunoco Logistics Partners L.P., held on July 22 at 9:00 a.m. EDT. You may listen to the audio portion of the conference call on our website at
www.sunocologistics.com
or by dialing (USA toll-free)
1-877-297-3442.  International callers should dial 1-706-643-1335.  Please enter Conference ID #18196313.
Audio replays of the conference call will be available for two weeks after the conference call beginning approximately two hours following the completion of the call.  To access the replay, dial 1-800-642-1687.
International callers should dial 1-706-645-9291.  Please enter Conference ID #18196313.
During the call, those statements we make that are not historical facts are forward-looking statements.  Although we believe the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements involve risks that may affect our business prospects and performance, causing actual results to differ from those discussed during the conference call.  Such risks and uncertainties include, among other things:  our ability to successfully consummate announced acquisitions and organic growth projects and integrate them into existing business operations; the ability of announced acquisitions to be cash-flow accretive; increased competition; changes in the demand both for crude oil that we buy and sell, as well as for crude oil and refined products that we store and distribute; the loss of a major customer; changes in our tariff rates; changes in throughput of third-party pipelines that connect to our pipelines and terminals; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor relations problems; the legislative or regulatory environment; plant construction/repair delays; and political and economic conditions, including the impact of potential terrorist acts and international hostilities.
These and other applicable risks and uncertainties are described more fully in our Form 10-Q, filed with the Securities and Exchange Commission on May 6, 2009.  We undertake no obligation to update publicly any forward-looking statements whether as a result of new information or future events.

Q2 2009 Assessment
Net income for the second quarter 2009 increased 29.9% to $66.6 million compared to $51.3 million in the prior year’s quarter
Earnings per L.P. unit were $1.74 per L.P. unit compared to $1.47 per L.P. unit in the prior year’s quarter
Distributable cash flow increased to $71.8 million, a 24.8% increase from second quarter 2008
Increased total distribution to $1.04 ($4.16 annualized) per unit, an 11.2 percent increase over the prior year’s distribution
– Represents the twenty-fourth distribution increase in the past twenty-five quarters
Debt to EBITDA ratio of 2.4x for the last twelve months

Refined Products
Terminals
Crude Oil
$198 MM
$40 MM
$72 MM
Total Operating Income
$310 MM
Total Operating Income
$66 MM
2009 LTM 2002
•
Western System (pipeline and Lease Acquisition) has grown from 15% to 64%
of consolidated Operating Income

Sunoco Logistics Operating Income
Refined Products
Terminals
Crude Oil
$
10 MM
$ 27 MM
$29 MM

Q2 2009 Financial Highlights

($ in millions, unaudited)
Three Months Ended Six Months Ended
June 30, June 30,
2009 2008 2009 2008
Sales and operating revenue 1,282.7 $   3,315.4 $   2,320.7 $   5,709.8 $
Other income 7.8             8.8             12.5           13.6
Total revenues 1,290.5      3,324.2      2,333.2      5,723.4
Cost of products sold and other operating expenses 1,184.8      3,240.9      2,108.5      5,564.1
Depreciation and amortization 11.5           9.8             23.1           19.5
Selling, general and administrative expenses 15.9           14.1           32.9           29.5
Impairment charge -                -                -                5.7
Total costs and expenses 1,212.2      3,264.8      2,164.5      5,618.8
Operating income 78.3           59.4           168.7         104.6
Interest cost and debt expense, net 12.7           8.9             23.7           17.4
Capitalized interest (1.0)            (0.8)            (2.5)            (1.6)
Net Income 66.6 $        51.3 $        147.5 $      88.8 $

Q2 2009 Financial Highlights

(amounts in millions, except unit and per share unit amounts, unaudited)
Three Months Ended Six Months Ended
June 30, June 30,
2009 2008 2009 2008
Calculation of Limited Partners' interest:
Net Income 66.6 $         51.3 $         147.5 $       88.8 $
Less: General Partners' interest (13.0) (8.9) (25.5) (16.5)
Limited Partners' interest in Net Income 53.6 $         42.4 $         122.0 $       72.3 $
Net Income per Limited Partner unit:
Basic
(1)
1.76 $         1.48 $         4.12 $         2.53 $
Diluted
(1)
1.74 $         1.47 $         4.09 $         2.51 $
Weighted Average Limited Partners' units
outstanding (in thousands):
Basic 30,551 28,657 29,629 28,643
Diluted 30,756
28,840
29,830 28,823
(1) Effective January 1, 2009, the Partnership adopted the requirements of EITF 07-04, “Application of the Two-Class Method under FASB Statement
No. 128, Earnings per Share, to Master Limited Partnerships.” EITF 07-04 requires undistributed earnings to be allocated to the limited partner and general partner interests in accordance with the Partnership agreement. Prior period amounts have been restated
for comparative purposes. This change resulted in an increase in net income per diluted LP unit of $0.27 and $0.34 for the three and six months ended June 30, 2008, respectively.

Refined Products Pipeline System

(amounts in millions, unless otherwise noted, unaudited)
Three Months Ended Six Months Ended
June 30, June 30,
2009
(4)
2008
(3)
2009
(4)
2008
(3)
Financial Highlights
Sales and operating revenue 31.2 $       23.6 $       62.6 $       47.9 $
Other income 3.0 3.0 5.4 4.2
Total revenues 34.2 26.6 68.0 52.1
Operating expenses 15.3 10.9 29.3 22.5
Depreciation and amortization 3.2 2.2 6.4 4.4
Selling, general and administrative expenses 5.1 4.9 11.1 9.9
Operating income 10.6 $       8.6 $         21.2 $       15.3 $
Operating Highlights
(1)
Total shipments (mm barrel miles per day)
(2)
58.1 43.1 58.8 44.3
Revenue per barrel mile (cents) 0.591 0.601 0.586 0.594
(1) Excludes amounts attributable to equity ownership interests in the corporate joint ventures.
(2) Represents total average daily pipeline throughput multiplied by the number of miles of pipeline through which each barrel has been shipped.
(3) On January 1, 2009 the reporting segments were realigned. All prior period reporting segment results were recast for comparative purposes.
(4) Includes results from the Partnership's purchase of the MagTex refined products terminals from the date of acquisition.

Terminal Facilities

(amounts in millions, unless otherwise noted, unaudited)
Three Months Ended Six Months Ended
June 30, June 30,
2009 2008 2009 2008
Financial Highlights
Sales and operating revenue 46.9 $       39.3 $       93.2 $       78.7 $
Other income 1.4 0.8 1.4 0.8
Total revenues 48.3 40.1 94.6 79.5
Cost of goods sold and operating expenses 17.6 13.9 32.7 27.6
Depreciation and amortization 4.6 4.1 9.4 8.0
Selling, general and administrative expenses 4.9 4.2 10.1 9.1
Impairment charge - - - 5.7
Operating income 21.2 $       17.9 $       42.4 $       29.1 $
Operating Highlights
Terminal throughput (000's bpd)
Refined product terminals
(2)
463.6 428.7 461.8 423.7
Nederland terminal 646.4 526.4 649.5 539.7
Refinery terminals
(1)
599.5 622.0 591.2 648.6
(1) Consists of the Partnership Fort Mifflin Terminal Complex, the Marcus Hook Tank Farm and the Eagle Point Dock.
(2) Includes results from the Partnership's purchase of the MagTex refined products terminals from the date of acquisition.

Crude Oil Pipeline System

(amounts in millions, unless otherwise noted, unaudited)
Three Months Ended Six Months Ended
June 30, June 30,
2009 2008
(3)
2009 2008
(3)
Financial Highlights
Sales and operating revenue 1,204.6 $  3,252.5 $  2,164.9 $  5,583.3 $
Other income 3.3 5.0 5.8 8.5
Total revenues 1,207.9 3,257.5 2,170.7 5,591.8
Cost of products sold and other operating expenses 1,151.8 3,216.0 2,046.4 5,514.0
Depreciation and amortization 3.7 3.6 7.3 7.1
Selling, general and administrative expenses 5.8 5.0 11.8 10.5
Operating income 46.6 $       32.9 $       105.2 $     60.2 $
Operating Highlights
(1)
Terminal throughput (000's bpd)
Crude oil pipeline throughput (000's bpd)
670.1 694.1 667.2 684.8
Crude oil purchases at wellhead (000's bpd)
181.5 177.4 186.3 174.4
Gross margin per barrel of pipeline throughput (cents)
(2)
80.4 51.2 92.0 49.8
(1) Excludes amounts attributable to equity ownership interests in the corporate joint ventures.
(2) Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput.
(3) On January 1, 2009 the reporting segments were realigned. All prior period reporting segment results were recast for comparative purposes.

Q2 2009 Financial Highlights

( $ in millions, unaudited)
Three Months Ended Six Months Ended
June 30, June 30,
2009 2008 2009 2008
Capital Expenditure Data:
Maintenance capital expenditures 6.4 $               4.4 $               9.0 $               7.8 $
Expansion capital expenditures 30.3 24.9 61.4 44.7
Total 36.7 $            29.3 $            70.4 $            52.5 $
June 30, December 31,
2009 2008
Balance Sheet Data (at period end):
Cash and cash equivalents 2.0 $               2.0 $
Toatl debt 860.3 747.6
Total Partners' Capital 848.9 669.9

Q2 2009 Financing Update

($ in millions, unaudited)
Balance as of:
June 30, 2009 December 31, 2008
Revolving Credit Facilities
(1)
:
$400 million - due November 2012
(2)
229,723 $                        323,385 $
$62.5 million - due September 2011 31,250 -
Senior Notes:
7.25% Senior Notes - due 2012 250,000 250,000
6.125% Senior Notes - due 2016 175,000 175,000
8.75% Senior Notes - due 2014 175,000 -
Less: unamortized bond discount (649) (754)
Total Debt 860,324 $                      747,631 $
(1) As of June 30, 2009, the Partnership has unutilized borrowing capacity of $196.6 million under its revolving credit facilities.
(2) In April and May 2009, the Partnership issued 2.25 million common units representing a limited partnership interest in Sunoco Logistics Partners LP.  Net proceeds of approximately $109.5 million were used to reduce outstanding borrowings under the $400 million revolving credit facility and for general partnership purposes.

Non-GAAP Financial Measures
($ in thousands, unaudited)

Three Months Ended Six Months Ended
June 30, June 30,
2009 2008 2009 2008
Net Income 66,643 $           51,323 $           147,549 $         88,826 $
Add: Interest cost and debt expense, net 11,684              8,064                 21,228              15,762
Add: Depreciation and amortization 11,508              9,830                 23,088              19,489
Add: Impairment charge -                    -                    -                    5,674
EBITDA 89,835 $           69,217 $           191,865 $         129,751 $
Less: Interest expense 11,684              8,064                 21,228              15,762
Less: Maintenance capital 6,372                 4,449                 9,022                 7,771
Add: Sunoco reimbursements -                    782                    -                    1,851
Distributable Cash Flow ("DCF") 71,779 $           57,486 $           161,615 $         108,069 $

(1) In this release, the Partnership’s EBITDA and DCF references are not presented in accordance with generally accepted accounting principles (“GAAP”) and are not intended to be used in lieu of GAAP presentations of net income.  Management of the Partnership believes EBITDA and DCF information enhance an investor's understanding of a business’ ability to generate cash for payment of distributions and other purposes.  In addition, EBITDA is also used as a measure in the Partnership's revolving credit facilities in determining its compliance with certain covenants.  However, there may be contractual, legal, economic or other reasons which may prevent the Partnership from satisfying principal and interest obligations with respect to indebtedness and may require the Partnership to allocate funds for other purposes.  EBITDA and DCF do not represent and should not be considered an alternative to net income or operating income as determined under United States GAAP and may not be comparable to other similarly titled measures of other businesses.
Non-GAAP Financial Measures
($ in thousands, unaudited)

Earnings before interest, taxes, depreciation Twelve months ended and amortization ("EBITDA")
June 30, 2009
Net Income 273,203 $
Add: Interest cost and debt expense 41,255
Less: Capitalized interest (4,677)
Add: Depreciation and amortization 43,653
EBITDA 353,434 $
Total Debt as of June 30, 2009 860,324 $
Total Debt to EBITDA Ratio 2.4
Non-GAAP Financial Measures

Refined Products Pipeline System Recast
(amounts in millions, unless otherwise noted, unaudited)

43.1
0.601
45.5
0.587
Total shipments (mm barrel miles per day)
(3)
Revenue per barrel mile (cents)
Operating Highlights
(1)(2)
10.9
2.2
4.9
$    8.6
11.6
2.2
5.1
$     6.7
Operating expenses
Depreciation and amortization
Selling, general and administrative expenses
Operating income
$    23.6
3.0
26.6
$     24.3
1.3
25.6
Sales and other operating revenue
Other income
Total revenues
Financial Highlights
(1)
Q2 2008 Q1 2008
(1) On January 1, 2009 the reporting segments were realigned.  All prior period reporting segment results were recast for comparative purposes.
(2) Excludes amounts attributable to equity ownership interests in the corporate joint ventures.
(3) Represents total average daily pipeline throughput multiplied by the number of miles of pipeline through which each barrel has been shipped.
Q3 2008
$    25.7
2.2
27.9
11.1
2.2
5.1
$    9.5
Q4 2008
14.8
2.7
4.7
$    9.7
$    29.9
2.0
31.9
43.8
0.638
55.0
0.590

Crude Oil Pipeline System Recast
(amounts in millions, unless otherwise noted, unaudited)

694.1
177.4
51.2
675.5
171.5
48.5
Crude oil pipeline throughput (000’s bpd)
Crude oil purchases at wellhead (000’s bpd)
Gross margin per barrel of pipeline throughput (cents)
(3)
Operating Highlights
(1)(2)
3,216.0
3.6
5.0
$    32.9
2,298.0
3.5
5.5
$     27.3
Operating expenses
Depreciation and amortization
Selling, general and administrative expenses
Operating income
$ 3,252.5
5.0
3,257.5
$2,330.7
3.6
2,334.3
Sales and other operating revenue
Other income
Total revenues
Financial Highlights
(1)
Q2 2008 Q1 2008
(1) On January 1, 2009 the reporting segments were realigned.  All prior period reporting segment results were recast for comparative purposes.
(2) Excludes amounts attributable to equity ownership interests in the corporate joint ventures.
(3) Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput.
Q3 2008
$ 2,763.2
4.0
2,767.2
2,723.6
3.6
5.4
$    34.6
Q4 2008
1,435.7
3.6
5.3
$    57.8
$ 1,500.0
2.4
1,502.4
649.3
176.7
57.2
711.6
185.0
93.4